SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                  JULY 13,2006
                                  ------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
         ---------------------------     ---------------------------------
        (State of other jurisdiction(    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
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            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously safisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation

In an amendment, signed July 13, 2006 and made effective June 30, 2006, to the Company's Line of Credit with a trust, the maximum credit line was increased to $2.0 million from $1.5 million. The required minimum amount outstanding under the agreement was increased to $1,500,000 from $1,000,000.

Either the Lender or the Company may reduce the Credit Limit back to $1,500,000 and the minimum amount outstanding to $1,000,000 upon thirty (30) day notice.

Donald Anderson, a Trustee of the Trust, is a member of Company's Board of Directors and owns approximately 17% of the Company's Stock.

Item 9.01  Financial Statements and Exhibits

     Exhibits 99.1 Fourth Amendment to Loan and Security Agreement.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2005                      ALANCO TECHNOLOGIES, INC.

                                        By: /s/John A Carlson
                                            -----------------------
                                            Chief Financial Officer